UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2001

NETWORKS ASSOCIATES, INC.
(Exact Name of Registrant as specified in charter)

Commission File Number 0-20558

Delaware	77-0316593
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

3965 Freedom Circle Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

Registrant’s telephone number, including area code: (408) 346-3832

Item 9. Other Events
SIGNATURES

Item 9. Other Events

     Networks Associates, Inc. (the “Company”) announced today that, in an effort to refine its product line and increase efficiencies across the organization, the Company’s PGP Security products will be integrated into the Company’s McAfee and Sniffer product lines and there will no longer be a separate PGP Security business unit. Among other things:

•	PGP VPN, PGPfire (Distributed Firewall) for corporate users, and the PGP E-Business Server will be branded and sold as McAfee products.

•	The CyberCop vulnerability assessment tool will continue to be available as a stand-alone product. The technology will also be integrated into the Sniffer family of products to enhance and extend the security of corporate systems and networks.

•	The Company will continue to support and maintain PGP desktop encryption and the Gauntlet firewall product lines for existing customers around the world, while looking for a buyer for those technologies.

•	The Company will move a number of PGP Security employees to other business units and undergo a related reduction in force.

     More information on risks and uncertainties related to the company and its business may be found in the Company’s quarterly and annual reports filed with the United States Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORKS ASSOCIATES, INC

Dated: October 11, 2001	By:	/s/ Kent H. Roberts

Kent H. Roberts Executive Vice President and General Counsel